EXHIBIT 99.1

Plug Power Announces Results of Annual Meeting

LATHAM, N.Y., June 17, 2009 (GLOBE NEWSWIRE) -- Plug Power Inc. (Nasdaq:PLUG), a leader in providing clean, reliable energy solutions, today announced the results of its 2009 Annual Meeting of Stockholders, which was originally convened on May 20, 2009 and adjourned until June 17, 2009.

Based on the voting results from the Annual Meeting, stockholders re-elected incumbent directors Andrew Marsh, Gary K. Willis and Maureen O. Helmer, and also ratified the selection of KPMG as the Company's independent auditors for 2009.

Also based on the voting results, stockholders did not approve the 2009 Stock Option and Incentive Plan. Approval of the plan required the vote of a majority of the shares present at the meeting and entitled to vote. Because the Company's largest stockholder was present at the meeting by proxy and did not vote on the plan proposal, the plan failed to receive the requisite vote.

Plug Power will report the specific voting results in its Quarterly Report on Form 10-Q for the quarter ending June 30, 2009.

About Plug Power Inc.

Plug Power Inc. (Nasdaq:PLUG), an established leader in the development and deployment of clean, reliable energy solutions, integrates fuel cell technology into motive, continuous and backup power products. The Company is actively engaged with private and public customers in targeted markets throughout the world. For more information about how to join Plug Power's energy revolution as an investor, customer, supplier or strategic partner, please visit www.plugpower.com.

The Plug Power Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4446

Plug Power Inc. Safe Harbor Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding our growth plan. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, including, without limitation, the risk that unit orders will not ship, be installed and/or convert to revenue, in whole or in part; Plug Power's ability to develop commercially viable energy products; the cost and timing of developing Plug Power's energy products; market acceptance of Plug Power's energy products; Plug Power's ability to manufacture energy products on a large-scale commercial basis; competitive factors, such as price competition and competition from other traditional and alternative energy companies; the cost and availability of components and parts for Plug Power's energy products; Plug Power's ability to establish relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of fuel and fueling infrastructures for Plug Power's energy products; Plug Power's ability to protect its Intellectual Property; Plug Power's ability to lower the cost of its energy products and demonstrate their reliability; the cost of complying with current and future governmental regulations; the impact of deregulation and restructuring of the electric utility industry on demand for Plug Power's energy products; and other risks and uncertainties discussed under "Item IA-Risk Factors" in Plug Power's annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission ("SEC") on March 16, 2009, and the reports Plug Power files from time to time with the SEC. Plug Power does not intend to and undertakes no duty to update the information contained in this communication.

CONTACT: Plug Power Inc.
         Media Contact:
         Katrina Fritz Intwala
           (518) 782-7700 ext. 1360
         Investor Relations Contact:
         Cathy Yudzevich
           (518) 782-7700 ext. 1448